Exhibit 10.73

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

between

BRIGHTLINE HOLDINGS LLC
as the Company

and

CORVINA HOLDINGS LIMITED
as the Purchaser

Dated as of November 15, 2018

TABLE OF CONTENTS

1.	Purchase and Sale of Shares.		1
	1.1	Sale and Issuance of Shares	1
	1.2	Closing; Delivery	2
	1.3	Defined Terms Used in this Agreement	2
2.	Representations and Warranties of the Company		5
	2.1	Organization, Good Standing, Power and Qualification	5
	2.2	Authorization	5
	2.3	Valid Issuance of Shares	5
	2.4	Governmental Consents and Filings	6
	2.5	Compliance with Other Instruments	6
	2.6	Litigation	6
	2.7	Disclosure	6
	2.8	Additional Investors	6
3.	Representations and Warranties of the Purchaser		6
	3.1	Authorization; Good Standing; Power and Authority	6
	3.2	Governmental Consents and Filings	6
	3.3	No Conflict with Other Instruments	6
	3.4	Purchase Entirely for Own Account	6
	3.5	Disclosure of Information	6
	3.6	Restricted Securities	7
	3.7	No Public Market	7
	3.8	Legends	7
	3.9	Institutional Accredited Investor or Qualified Institutional Buyer	7
	3.10	Foreign Investors	7
	3.11	No General Solicitation; No Broker’s Fees	8
	3.12	Tax	8
4.	Conditions to the Purchaser’s Obligations to Purchase the Shares		8
	4.1	No Injunction	8
	4.2	Performance	8
	4.3	Representations and Warranties	8
	4.4	Sufficient Funding Event	8
5.	Conditions of the Company’s Obligations at Closing		9
	5.1	No Injunction	9
	5.2	Performance	9
	5.3	Representations and Warranties	9
6.	Miscellaneous		9
	6.1	Regulatory	9
	6.2	IRS Forms	10
	6.3	Registration Rights; Securities Matters	10
	6.4	Survival of Representations and Warranties	10
	6.5	Successors and Assigns	10
	6.6	Governing Law; Submission to Jurisdiction; Jury Trial Waiver	10
	6.7	Counterparts	11
	6.8	Titles and Subtitles	11
i

TABLE OF CONTENTS
(continued)

6.9	Notices	11
6.10	Fees and Expenses	11
6.11	Amendments and Waivers	11
6.12	Severability	11
6.13	Entire Agreement	11
6.14	Publicity; Confidentiality	12
6.15	Consummation of IPO	12
6.16	Lock-Up	12

ii

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is made as of November 15, 2018, by and between Brightline Holdings LLC, a Delaware limited liability company (the “Company”), and Corvina Holdings Limited, a company organized under the laws of the British Virgin Islands (the “Purchaser”).

WHEREAS, the Company and Virgin Enterprises Limited, an Affiliate of the Purchaser, have entered into that certain Trade Mark License Agreement, dated as of the date hereof (the “License Agreement”);

WHEREAS, in connection with the License Agreement, the Purchaser will have certain rights to designate a director to the board of directors of the Company in accordance with the terms thereof;

WHEREAS, the Company intends to offer and sell common stock, par value $0.01 per share, of the Company (the “Common Stock”) to the public and list the Common Stock on a national securities exchange (the “IPO”); and

WHEREAS, the Company desires to issue, sell and deliver to the Purchaser, and the Purchaser desires to purchase from the Company, the Shares (as defined below), pursuant to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.          Purchase and Sale of Shares.

1.1          Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell to the Purchaser at the Closing:

(a) in the case of the Concurrent Private Placement (as defined below), the number of shares  of Common Stock determined by dividing: (i) the Investment Amount (as defined below) by (ii) (x) the price to the public for one share of Common Stock offered in the IPO multiplied by (y) the Discount Rate, rounded to the nearest whole number; or

 (b) in the case of the Alternative Private Placement (as defined below), the number of equity interests of the Company, which equity interests shall be in the same security as and otherwise pari passu with AAF Holdings LLC’s investment in the Company, equal to the Investment Amount divided by a price per share reasonably determined by the Board in good faith within five Business Days prior to the Closing Date (which determination by the Board shall include the participation by any director designated by the Purchaser or its Affiliate pursuant to the License Agreement) in light of the valuation of the Company implied by the Sufficient Funding Event (the “Shares”).

1.2          Closing; Delivery.

(a)          The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., New York time, on (i) if the IPO is consummated on or prior to the date that is 365 days after the date hereof (the “Outside Date”), the date of the closing of the IPO pursuant to the Registration Statement or at such other time and place as the Company and the Purchaser mutually agree upon in writing (the “Concurrent Private Placement”) or (ii) if the IPO has not occurred on or prior to the Outside Date but the Sufficient Funding Event has occurred on or prior to the Outside Date, the date that is five Business Days after the Outside Date (provided that the Company shall have provided notice to the Purchaser of its intention to consummate the Alternative Private Placement at least 30 days prior to such consummation) or at such other time and place as the Company and the Purchaser mutually agree upon in writing (the “Alternative Private Placement”) (which time and place, in either case, are designated as the “Closing”).

(b)          At the Closing, each of the Company and the Purchaser shall deliver executed copies of each of the documents required to be delivered by such party upon Closing in accordance with Sections 4 and 5.  In the case of the Alternative Private Placement, the Purchaser shall deliver executed copies of such other documents as the Company and the Purchaser may reasonably agree in connection therewith (including an agreement containing reasonable and customary drag-along rights, tag-along rights and transfer restrictions with respect to the Shares and customary minority shareholder rights in favor of the Purchaser reasonably acceptable to the Company).

(c)          On the date of Closing (the “Closing Date”), the Purchaser shall deposit an amount in cash of not less than $30,000,000 or more than $50,000,000 (the amount so deposited, the “Investment Amount”) by wire transfer of immediately available funds to a bank account of the Company designated in writing by the Company.

(d)          At the Closing, and subject to the terms and conditions hereof, the Company will deliver or cause to be delivered the Shares representing the Purchaser’s interest in the Company in certificated form or registered in book-entry form. Notwithstanding anything to the contrary herein, in the case of the Concurrent Private Placement, if the shares of common stock issued in the IPO are issued by a parent or subsidiary of the Company, the Shares shall also be issued by such entity.

1.3          Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)          “Affiliate” means, with respect to any specified Person, any other Person who, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(b)          “Board” means the board of directors of the Company.

(c)          “Business Day” means any day other than a Saturday, a Sunday or other day on which banks are required or authorized by applicable law to be closed in New York, New York.

(d)          “CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity.

(e)          “CFIUS Clearance” means, following the filing of any Formal CFIUS Notice pursuant to Section 6.1(b) of this Agreement, (i) either (a) the Purchaser and the Company have received written notice from CFIUS that either (1) CFIUS has concluded that none of the transactions contemplated by this Agreement is a “covered transaction” and that such transactions are not subject to review under the DPA or (2) CFIUS has completed a review or investigation of the Formal CFIUS Notice, has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and has concluded all action under the DPA or (b) if CFIUS has sent a report to the President of the United States requesting the President’s decision, either (x) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (y) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after 15 days from the date the President received such report from CFIUS and (ii) CFIUS Turndown with respect to any of the transactions contemplated by this Agreement has not occurred.

(f)          “CFIUS Turndown” means CFIUS shall have notified the Company and the Purchaser that CFIUS (i) has completed its review or investigation of the transactions contemplated by this Agreement pursuant to the DPA and (ii) intends to send a report to the President of the United States requesting the President’s decision because CFIUS either (A) recommends that the President act to suspend or prohibit such transaction(s) or (B) is unable to reach a decision on whether to recommend that the President suspend or prohibit such transaction(s).

(g)          “Code” means the Internal Revenue Code of 1986, as amended.

(h)          “Company’s Knowledge” means the actual knowledge of the senior officers of the Company.

(i)          “Discount Rate” means 100% minus the largest discount (expressed as a percentage of the price to the public for one share of Common Stock sold in the IPO), if any, provided to any other Person (if any) making an investment in the Company as a private placement concurrent with the IPO.

(j)          “DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and all rules and regulations thereunder, including those codified at 31 C.F.R. Part 800 et seq.

(k)          “Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

(l)          “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition, property, or results of operations of the Company and its subsidiaries, taken as a whole.

(m)          “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(n)          “Registrable Shares” means the Shares, other than any Shares (i) the offering and sale of which has been effectively registered under the Securities Act and which have been sold in accordance with a registration statement, (ii) that have been previously sold in transactions exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including transactions pursuant to Rule 144 under the Securities Act), (iii) that are or become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act or (iv) that have been sold or otherwise transferred by the Purchaser to a third party in a transaction in which the Purchaser’s rights under this Agreement are not, or cannot be, assigned.

(o)          “Registration Statement” means the Registration Statement on Form S-1 (including the prospectus contained therein) filed by the Company with the SEC in connection with the IPO, as in effect at the consummation of the IPO.

(p)          “SEC” means the U.S. Securities and Exchange Commission.

(q)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(r)          “Sufficient Funding Event” means the time when the Company or any of its Affiliates has obtained (or has obtained commitments for) the additional financing necessary, as determined in the good faith judgment of the Board (which determination by the Board shall include the participation by any director designated by the Purchaser or its Affiliate pursuant to the License Agreement) taking into account the gross proceeds of the sale of the Shares, cash on hand and available lines of credit, to complete construction in all material respects of the portion of the Company’s passenger rail system that is expected to run between West Palm Beach, Florida and Orlando, Florida.

(s)          “Virgin Group Permitted Transferee” means (1) Sir Richard Branson; (2) the trustee or trustees (acting in their capacity as such) for the time being of any trust created by Sir Richard Branson where the principal beneficiaries are Sir Richard Branson and/or any person or persons mentioned in the following clause (3); (3) any spouse of Sir Richard Branson or any child or more remote descendant of his grandparents and any spouses of such child or more remote descendant; (4) the trustee or trustees (acting in the capacity as such) for the time being of any trust made by any person mentioned in the preceding clause (3), where the principal beneficiaries are Sir Richard Branson and/or any person or persons mentioned in the preceding clause (3); (5) any executor, administrator or personal representative of the estate of Sir Richard Branson; (6) any person acting as nominee, acting in the capacity as such, for any persons referred to in clauses (1) through (5) inclusive; and (7) any entity, wherever located, in respect of which any one or more of the persons specified in clauses (1) through (6) above has control (where references to “control” in relation to any entity means: (x) the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the management of that entity; and/or (y) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that entity).

2.          Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser that, except as set forth in the Registration Statement (excluding any disclosure under the heading “Special Note Regarding Forward-Looking Statements and Industry Data” or any disclosures that are similarly forward-looking, predictive or cautionary in nature), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and correct as of the date of this Agreement and as of the Closing Date, except as otherwise indicated:

2.1          Organization, Good Standing, Power and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2          Authorization.  All action required to be taken in order to authorize the Company to enter into this Agreement and to issue the Shares at the Closing has been taken or will be taken prior to the Closing.  All action on the part of the Company necessary for (i) the execution and delivery of this Agreement, (ii) the performance of all obligations of the Company under this Agreement to be performed as of the Closing and (iii) the issuance and delivery of the Shares has been taken or will be taken prior to the Closing.  This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3          Valid Issuance of Shares.  The Shares, when sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid (to the extent required by the organizational documents of the Company) and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.  Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

2.4          Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, other than with respect to CFIUS, no further consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any required filings pursuant to the Securities Act and any applicable state securities laws.

2.5          Compliance with Other Instruments.  The Company is not in violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, loan, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of any foreign, federal, state or local statute, rule or regulation applicable to the Company, except in the case of clause (ii), (iii) or (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, except in each case (other than with respect to the Company’s organizational documents) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.6          Litigation.  There are no legal or governmental proceedings pending or, to the Company’s Knowledge, threatened to which the Company is a party or of which any property of the Company is subject which, if determined adversely to the Company, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.7          Disclosure.  The written information provided by the Company to Purchaser in connection herewith, as of its date, did not contain, and neither the Registration Statement, at the time it becomes effective, nor any post-effective amendment thereto, as of the effective date of such amendment, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, when considered as a whole, not misleading.

2.8          Additional Investors.  The Company has not entered into, and will not enter into within 18 months following the date hereof, any subscription agreement for the purchase and sale of equity interests for cash in a private offering with any other third-party investor in an aggregate amount equal to or less than the Investment Amount that provides for registration rights, minority shareholder rights or other terms that are more favorable to such investor in any material respect than the terms under this Agreement (unless those more favorable terms are also provided to the Purchaser), including with respect to tax-related matters, and if the Company creates any structure or investment to accommodate any investor (regardless of the size of such investment) that is a “foreign person” for tax purposes, the Purchaser shall be afforded a reasonable opportunity to participate in such structure.

3.          Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company that, as of the date of this Agreement and as of the Closing Date, except as otherwise indicated:

3.1          Authorization; Good Standing; Power and Authority.  The Purchaser is duly organized or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction organization or formation, as applicable. The Purchaser has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2          Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Company in Section 2 of this Agreement, other than with respect to CFIUS, no further consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for any required filings pursuant to the Securities Act and any applicable state securities laws.

3.3          No Conflict with Other Instruments.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a violation or default (i) of any provisions of its applicable corporate formational documents, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, loan, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of any foreign, federal, state or local statute, rule or regulation applicable to the Purchaser, except in the case of clause (ii), (iii) or (iv), as would not prevent the Purchaser from consummating the transactions contemplated hereby.

3.4          Purchase Entirely for Own Account.  The Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

3.5          Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the materials provided by the Company. The Purchaser understands that such discussions and such information or materials provided by the Company to the Purchaser were not intended to expand or modify the representations or warranties of the Company in Section 2 of this Agreement, and that any estimates, forecasts, projections or predictions, or any other information or materials that have been made available to the Purchaser or any of its Affiliates or its or their respective representatives, are not, and shall not be deemed to be, representations and warranties of the Company or any of its Affiliates or their respective representatives, unless expressly included in the representations and warranties made by the Company in Section 2. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares and has the ability to bear the economic risks of its prospective investment in the Shares and can afford the complete loss of such investment.

3.6          Restricted Securities.  The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Shares will be “restricted securities” under applicable U.S. federal and state securities laws upon issuance and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.7          No Public Market.  The Purchaser understands that no public market exists for the Shares as of the date hereof, and that the Company has made no assurances that a public market will ever exist for the Shares or as to the adequacy of any public market that may in the future exist.

3.8          Legends.  The Purchaser understands that the Shares may be notated with one or all of the following legends:

(a)          “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THEY MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR SOLD UNLESS REGISTERED OR QUALIFIED UNDER THE ACT OR SUCH LAWS OR, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE.”

(b)          Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.9          Institutional Accredited Investor or Qualified Institutional Buyer.  The Purchaser is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act.

3.10          Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.11          No General Solicitation; No Broker’s Fees.

(a)          Neither the Purchaser, nor any of its Affiliates, nor any of their respective officers, directors, employees, agents, members, shareholders or partners has, directly or indirectly (including through a broker or finder), either (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Shares. The Purchaser represents and warrants that the purchase of the Shares by such Purchaser has not been solicited by or through anyone other than the Company.

(b)          Neither the Purchaser, nor any of its Affiliates, nor any of their respective officers, directors, employees, agents, members, shareholders or partners, directly or indirectly, is a party to any contract, agreement or understanding with any person  that would give rise to a valid claim against the Company or any of its Affiliates for any brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

3.12          Tax.

(a)          The Purchaser maintains its domicile or principal place of business at the most recent address of such Purchaser notified to the Company and the Purchaser is not merely transient or temporarily resident at such address.

(b)          Solely in the case of the Alternative Private Placement, (i) the Purchaser has neither acquired nor, prior to the IPO, will it transfer or assign any Shares (or any interest therein), or cause any such Shares (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations, (ii) the Purchaser either (x) is not a partnership, Subchapter S corporation, grantor trust or other pass-through entity for U.S. federal income tax purposes or (y) is or may become such an entity, but in such case for so long as the Company is intended to be treated as a partnership, Subchapter S corporation, grantor trust or other pass-through entity rather than a corporation for U.S. federal income tax purposes, neither the Purchaser nor any of the direct or indirect beneficial owners of the Purchaser have allowed or caused, or will allow or cause, 60 percent or more of the value of the beneficial owners’ respective ownership interests in the Purchaser to be attributable to the Purchaser’s ownership of the Shares and (iii) unless the Company otherwise informs the Purchaser (which notice shall be provided no less than 30 days prior to the Closing), the Purchaser’s interest in the Company will be held (notwithstanding Section 6.5 hereof or any other provision herein) by an Affiliate that is not, and will not become, a “foreign person” (including a disregarded entity of a “foreign person”) within the meaning of Sections 1445 and 1446 of the Code.

4.          Conditions to the Purchaser’s Obligations to Purchase the Shares.  The obligations of the Purchaser to purchase the Shares are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1          No Injunction.  Neither the Company nor any of its Affiliates is subject to any order, writ, injunction or decree that would be breached or violated by the Company’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

4.2          Performance.  The Company shall have performed and complied in all material respects with all of the covenants, agreements and obligations contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3          Representations and Warranties.  The representations and warranties of the Company contained in Section 2 hereof shall be true and correct in all material respects (or, if already qualified therein by materiality, true and correct in all respects) as though such representations and warranties had been made on and as of the Closing Date.

4.4          Sufficient Funding Event.  Solely in the case of the Alternative Private Placement, the Sufficient Funding Event shall have occurred.

5.          Conditions of the Company’s Obligations at Closing.  The obligations of the Company to deliver Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1          No Injunction.  Neither the Purchaser nor any of its Affiliates is subject to any order, writ, injunction or decree that would be breached or violated by the Purchaser’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

5.2          Performance.  The Purchaser shall have performed and complied in all material respects with all covenants, agreements and obligations contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing.

5.3          Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 hereof shall be true and correct in all material respects (or, if already qualified therein by materiality, true and correct in all respects) as though such representations and warranties had been made on and as of the Closing Date.

6.          Miscellaneous.

6.1          Regulatory.
(a)          Each of the Company and the Purchaser shall as reasonably promptly as possible, upon the request of the Purchaser or the Company, as applicable, use its reasonable best efforts to cooperate with, and assist the Company or the Purchaser, as applicable, in any regulatory consent, filing, submission, notification or clearance that the Purchaser or the Company, as applicable, reasonably determines is advisable as to or by reason of the Purchaser’s ownership or holding, or potential ownership or holding, of securities, or any investment in, in each case, whether of debt or equity, of the Company.  Each party shall keep the other party appraised of the status of any communication with, and any inquiries or requests for additional information from, any Governmental Entity (or other Person regarding any of the transactions contemplated by this Agreement) with respect to the above.

(b)          If Purchaser is required by law or regulation to file, or the Purchaser and the Company otherwise jointly determine to file, or CFIUS requests that the Purchaser and the Company file, a joint voluntary notice pursuant to the DPA with respect to the transactions contemplated by this Agreement, the Purchaser and the Company shall (i) jointly submit, as promptly as practicable and in accordance with the requirements of the DPA, a draft notice to CFIUS with respect to the transactions contemplated by this Agreement, (ii) jointly submit, as promptly as practicable after receipt of confirmation that CFIUS has no further comment on the draft notice, a notice of the transactions contemplated by this Agreement in accordance with the DPA (the “Formal CFIUS Notice”), (iii) respond fully, appropriately and on a timely basis to any request for information from CFIUS throughout the CFIUS process and in accordance with the DPA and (iv) use (and cause their respective Affiliates to use) their reasonable best efforts to obtain CFIUS Clearance.

6.2          IRS Forms.  Prior to the Closing Date, the Purchaser shall provide a duly completed and executed IRS Form W-9 or applicable W-8, as applicable.

6.3          Registration Rights; Securities Matters.

(a)          If the Company for itself or any of its shareholders shall (except for the IPO) at any time or times after the date hereof undertake to register under the Securities Act any shares of its Common Stock or other securities (other than (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, the Company, or any subsidiary pursuant to an employee or similar benefit plan registered on Form S-8 or similar or successor forms promulgated by the SEC, (ii) an underwritten offering that is a no-roadshow “block trade” take-down off of a shelf registration statement on Form S-3 or other appropriate form, or (iii) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms promulgated by the SEC), on each such occasion the Company will notify the Purchaser of such determination or request at least seven Business Days prior to the filing of such registration statement, and upon the request of the Purchaser given in writing within five Business Days after the receipt of such notice, the Company shall use all commercially reasonable efforts as soon as practicable thereafter to cause any of the Registrable Shares specified by the Purchaser to be included in such registration statement to the extent such registration is permissible under the Securities Act (an “Incidental Registration”), subject to cutback if the managing underwriter in the offering determines that the total number of securities in such offering would have an adverse effect on the offering, with priority to be given to the Company and the initiating holder (if any).  If the Purchaser decides not to include any or all of its Registrable Shares in any Incidental Registration filed by the Company, the Purchaser shall nevertheless continue to have the right to include any Registrable Shares in any subsequent Incidental Registration as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)          The Purchaser shall pay all of its own out-of-pocket expenses (including any legal expenses, except for legal expenses incurred by the Company on behalf of all stockholders participating in an Incidental Registration) and underwriting discounts and commissions, if any, relating to the sale or other disposition of any Registrable Shares.  The Company will pay all other expenses associated with any Incidental Registration.

(c)          Upon the permitted sale of any Shares by the Purchaser pursuant to an Incidental Registration or another exemption from registration under the Securities Act, the certificates or ownership statements representing such Shares shall be replaced, at the expense of the Company, with certificates or instruments not bearing restrictive legends, and the Company shall use reasonable best efforts to deliver (or to cause to be delivered) any legal opinion or other documentation required in connection with the removal of such legends and the sale of such Shares as may be requested by the Company’s transfer agent.

6.4          Survival of Representations and Warranties.  The representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall terminate upon the date that is 18 months following the date hereof.

6.5          Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that the Purchaser may, without the prior consent of the Company, assign at any time (before or after the Closing) its rights hereunder or transfer any Shares to any of its controlled Affiliates or to a Virgin Group Permitted Transferee.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.6          Governing Law; Submission to Jurisdiction; Jury Trial Waiver.

(a)          This Agreement shall be governed by the internal law of the State of Delaware.

(b)          Each party hereto agrees that any suit or proceeding arising in respect of this Agreement will be tried exclusively in any state court in the State of New York or federal court of the United States of America located in the County of New York, and irrevocably and unconditionally agrees to submit to the exclusive jurisdiction of, and to venue in, such courts (and agree not to commence any action, suit or proceeding relating thereto except in such courts).  Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)          EACH PARTY HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING REGARDING THE SUBJECT MATTER OF THIS AGREEMENT.

6.7          Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.8          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9          Notices.  All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.9.  If notice is given to the Company, a copy shall also be sent to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY, 10036, Attention: Michael J. Zeidel, Esq. and Michael J. Schwartz, Esq.

6.10          Fees and Expenses. Each party hereto shall be responsible for all fees and expenses incurred by such party in connection with the offering of the Shares and this Agreement.

6.11          Amendments and Waivers.  Any term of this Agreement may be amended, terminated or waived only with the written consent of the each of the parties hereto.  Any amendment or waiver effected in accordance with this Section 6.11 shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such securities, and the Company.

6.12          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determi-nation, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.13          Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14          Publicity; Confidentiality.  Except as may be required by applicable law, rule or regulation or legal or administrative process, neither of the parties hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior written consent of the other party hereto. If any announcement or disclosure is required by any law, rule or regulation or legal or administrative process to be made by either party hereto, prior to making such announcement or disclosure such party, to the extent reasonably practicable, will deliver a draft of such announcement to the other party and shall give the other party a reasonable opportunity to comment thereon. Notwithstanding anything to the contrary herein or in the Confidentiality Agreement, the Purchaser acknowledges and agrees that the Company may (i) disclose the terms and provisions of this Agreement in, and/or file this Agreement as an exhibit to, the Registration Statement without the Purchaser’s consent and (ii) publish, make, repeat or otherwise use any statement previously consented to by the Purchaser unless and until the Purchaser objects in writing to the use thereof.

6.15          Consummation of IPO. Notwithstanding anything to contrary, the failure of the Company to consummate the IPO shall not be deemed to be a breach of any representation, warranty, covenant or agreement contained in this Agreement.

6.16          Lock-Up.  Upon the request of the underwriters in connection with the IPO or the underwriters for any future underwritten offering of shares of Common Stock or other equity securities of the Company, the Purchaser shall promptly execute and deliver to such underwriters a lock-up agreement substantially in the form, and on terms and conditions as favorable in all material respects, as those signed by AAF Holdings LLC (and any of its Affiliates that hold shares of Common Stock).

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

BRIGHTLINE HOLDINGS LLC
By:	/s/ Jeff Swiatek
(Signature)
Name: Jeff Swiatek Title: CFO Address: 161 NW 6th Street, Suite 900 Miami, Florida 33136

CORVINA HOLDINGS LIMITED (as Purchaser)
By:	/s/ Tatenda Gotosa
(Signature)
Name: Tatenda Gotosa Title: Alternate Director Address: Corvina Holdings Limited Craigmuir Chambers PO Box 71 Road Town Tortola BVI